Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints William C. Losch III, Jeff L. Fleming, Clyde A. Billings, Jr., and Dane P. Smith, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of: (a) $20 million additional amount of deferred compensation obligations pursuant to the First Horizon National Corporation Deferred Compensation Plan (formerly known as the First Tennessee National Corporation Nonqualified Deferred Compensation Plan); (b) any previously registered amounts remaining unsold under that Plan (Registration No. 333-108738); and (c) any previously registered shares of common stock, interests, or obligations remaining unissued under the Company’s other registered employee benefit plans (Registration Nos. 33-9846, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-56052, 333-70075, 333-73440, 333-73442, 333-91137, 333-92145, 333-92147, 333-106015, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-156614, 333-166818, 333-181162, and 333-211120). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statement to be filed in respect of the securities described in clause (a), and to any amendments to such proposed new Registration Statement or to any of the Registration Statements listed in clauses (b) or (c) after this date.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of August 2, 2016.

/s/ D. Bryan Jordan	/s/ William C. Losch III
D. Bryan Jordan President, Chief Executive Officer, Chairman of the Board, and a Director (Principal Executive Officer)	William C. Losch III Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeff L. Fleming	/s/ John C. Compton
Jeff L. Fleming Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	John C. Compton Director

/s/ Mark A. Emkes	/s/ Corydon J. Gilchrist
Mark A. Emkes Director	Corydon J. Gilchrist Director

/s/ R. Brad Martin	/s/ Scott M. Niswonger
R. Brad Martin Director	Scott M. Niswonger Director

/s/ Vicki R. Palmer	/s/ Colin V. Reed
Vicki R. Palmer Director	Colin V. Reed Director

/s/ Cecelia D. Stewart	/s/ Rajesh Subramaniam
Cecelia D. Stewart Director	Rajesh Subramaniam Director

/s/ Luke Yancy III
Luke Yancy III Director